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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statements of Vision-Sciences, Inc. on Form S-8 (File Nos. 33-57298, 33-80762 and 33-80764) of our report dated October 26, 1998 (based on our audit which was completed on February 19, 1998), the financial statements of 3DV Systems Ltd. as of December 31, 1997.


         The consent should not be considered in any way as an approval or confirmation of the information regarding 3DV Systems which is included in the Current Report on Form 8-K of Vision-Sciences, Inc.

                                                              /s/ Somekh Chaikin
                                                       -------------------------
                                                                  SOMEKH CHAIKIN


Tirat HaCarmel, Israel
November 3, 1998





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